UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

Paxson Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13452 (Commission File Number)	59-3212788 (IRS Employer Identification No.)

601 Clearwater Park Road, West Palm Beach, FL (Address of principal executive offices)		33401-6233 (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

     On May 2, 2005, the Registrant announced that on Friday, April 29, 2005, the Registrant received the memorandum opinion of the court in the suit filed against the Registrant in the Delaware Court of Chancery by NBC Universal. The opinion sets forth, among other rulings, the court’s ruling that the dividend rate on the Registrant’s 8% Series B Convertible Exchangeable Preferred Stock, all of which is held by NBC, should be reset to 28.3% per annum as of September 15, 2004, instead of the 16.2% rate per annum to which the dividend rate previously had been adjusted. The Registrant has furnished the press release announcing this determination as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release of Paxson Communications Corporation dated May 2, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2005

Paxson Communications Corporation
By:	/s/ William L. Watson
William L. Watson
Vice President, Assistant Secretary and Assistant General Counsel